Execution Version

Exhibit 4.4

T-MOBILE USA, INC.

and

T-MOBILE US, INC.

and

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

3.875% SENIOR SECURED NOTES DUE 2030

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 9, 2020

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

to

INDENTURE

Dated as of April 9, 2020

EXHIBITS

Exhibit A	Form of Initial Note

i

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of April 9, 2020 (the “Series Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,”  as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of April 9, 2020 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, Section 2.01 of the Base Indenture permits the creation of the Notes of any Series with the terms and in the form permitted in Sections 2.02 of the Base Indenture to be established in a supplemental indenture to the Base Indenture;

WHEREAS, the Issuer has requested the Trustee to join with it and the Guarantors in the execution of this Third Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a Series of Notes to be known as the Issuer’s “3.875% Senior Secured Notes due 2030” and adding certain provisions thereto for the benefit of the Holders of the Notes of such Series;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated April 9, 2020 authorizing the execution of this Third Supplemental Indenture and the issuance of the Notes established hereby; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes established hereby:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

The Base Indenture, as amended and supplemented in respect of the Notes by this Third Supplemental Indenture is collectively referred to as the “Indenture.”  All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture.  If a capitalized term is defined both in the Base Indenture and this Third Supplemental Indenture, the definition in this Third Supplemental Indenture shall apply to the Notes established hereby (and any Note Guarantee in respect thereof).

Section 1.02          Other Definitions.

Term	Defined in Section
“Additional Notes”	2.03
“Base Indenture”	Recitals
“Third Supplemental Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	1.01
“Interest Payment Date”	2.03
“Issuer”	Recitals
“Parent”	Recitals
“Series Issue Date”	Recitals

Section 1.03          Rules of Construction.

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and in the plural include the singular;

(5)          “will” shall be interpreted to express a command;

(6)          provisions apply to successive events and transactions;

(7)          “including” means “including, without limitation”;

(8)          references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)          all references, in any context, to any interest or other amount payable on or with respect to the Notes of any Series shall be deemed to include an Additional Interest pursuant to the Registration Rights Agreement; and

(10)        the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of Transmission, unless otherwise indicated.

ARTICLE II
THE NOTES

Section 2.01          Creation of the Notes; Designations.

In accordance with Section 2.01 of the Base Indenture, the Issuer hereby creates a Series of Notes issued pursuant to the Indenture.  The Notes of this Series shall be known and designated as the “3.875% Senior Secured Notes due 2030” of the Issuer.  The Notes of this Series shall be entitled to the benefits of the Note Guarantee of each Guarantor signatory hereto, or that may hereafter execute a supplemental indenture in accordance with Section 4.09 of the Base Indenture, each such Note Guarantee to be governed by Article X of the Base Indenture (including, without limitation, the provisions for release of such Note Guarantee in respect of the Notes of this Series pursuant to Section 10.04 of the Base Indenture).

Section 2.02          Forms Generally.

(a)          General.  The Notes of this Series and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes of this Series may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note of this Series will be dated the date of its authentication.  The Notes of this Series shall be in minimum denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes of this Series will constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any such Note conflicts with the express provisions of this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall govern and be controlling.

(b)          Global Notes.  Notes of this Series issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes of this Series issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes of this Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of this Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of this Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of this Series represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03          Title and Terms of Notes.

The aggregate principal amount of Notes of this Series which shall be authenticated and delivered on the Series Issue Date under the Indenture shall be $7,000,000,000; provided, however, that subject to the Issuer’s compliance with Section 4.06 of the Base Indenture, the Issuer from time to time, without giving notice to or seeking the consent of the Holders of Notes of this Series, may issue additional notes (the “Additional Notes”) in any amount having the same terms as the Notes of this Series in all respects, except for the issue date, the issue price, the initial Interest Payment Date and rights under a related registration rights agreement, if any.  Any such Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of this Series issued under the Indenture) constitute a single Series of Notes under the Indenture; provided that if such Additional Notes are not fungible with the Notes of this Series for U.S. federal income tax purposes, as applicable, as determined by the Issuer, such Additional Notes may have a separate CUSIP number.

(a)          The Notes of this Series issued on the Series Issue Date will be issued at an issue price of 99.278% of the principal amount thereof.

(b)          The principal amount of the Notes of this Series is due and payable in full as set forth in Exhibit A.

(c)          The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of the Note as set forth in Exhibit A.

(d)          Other than as provided in Article III of this Third Supplemental Indenture, the Notes of this Series shall not be redeemable.

(e)          The Notes of this Series will initially be evidenced by one or more Global Notes issued in the name of Cede & Co., as nominee of The Depository Trust Company.

(f)          The terms and provisions of Appendix A of the Base Indenture shall apply to the Notes of this Series.

Section 2.04          Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

ARTICLE III
REDEMPTION AND PREPAYMENT

Section 3.01          Optional Redemption.

The Notes of this Series may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made part of this Third Supplemental Indenture, together with accrued and unpaid interest, if any, thereon to, but not including, the redemption date, and in accordance with Article III of the Base Indenture.

ARTICLE IV
MISCELLANEOUS

Section 4.01         Effect of the Third Supplemental Indenture.

(a)          This Third Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Base Indenture shall (notwithstanding Section 12.12 thereof or Section 4.04 hereof) be read together with this Third Supplemental Indenture and shall have the same effect over the Notes of this Series, in the same manner as if the provisions of the Base Indenture and this Third Supplemental Indenture were contained in the same instrument.

(b)          In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Third Supplemental Indenture.

Section 4.02         Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES OF THIS SERIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.03         Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD SUPPLEMENTAL INDENTURE.

Section 4.04         No Adverse Interpretation of Other Agreements.

Subject to Section 4.01, this Third Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person.  Subject to Section 4.01, any such other indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.

Section 4.05         Successors.

All agreements of the Issuer in this Third Supplemental Indenture and the Notes of this Series will bind its successors.  All agreements of the Trustee in this Third Supplemental Indenture will bind its successors.  All agreements of each Guarantor in this Third Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 4.06         Severability.

In case any provision in this Third Supplemental Indenture or in the Notes of this Series is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 4.07         Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  The exchange of copies of this Third Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 4.08        Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 4.09         Beneficiaries of this Third Supplemental Indenture.

Nothing in this Third Supplemental Indenture or in the Notes of this Series, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of this Series, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 4.10         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes of this Series, this Third Supplemental Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes of this Series by accepting a Note of this Series waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes of this Series.

Section 4.11         The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Third Supplemental Indenture and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Notes of this Series and of this Third Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President & Chief Financial Officer

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President & Chief Financial Officer

[Third Supplemental Indenture]

IBSV LLC
LAYER3 TV, INC.
L3TV CHICAGOLAND CABLE SYSTEM, LLC
L3TV COLORADO CABLE SYSTEM, LLC
L3TV DALLAS CABLE SYSTEM, LLC
L3TV DC CABLE SYSTEM, LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC
L3TV PHILADELPHIA CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
PUSHSPRING, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV LLC
T-MOBILE WEST LLC
THEORY MOBILE, INC., each as a Guarantor

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Authorized Person

[Third Supplemental Indenture]

SPRINT CORPORATION
SPRINT COMMUNICATIONS, INC.
SPRINT CAPITAL CORPORATION
ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
BOOST WORLDWIDE, LLC
BROADCAST CABLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE CORPORATION
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
CLEARWIRE XOHM LLC, each as a Guarantor

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Third Supplemental Indenture]

FIXED WIRELESS HOLDINGS, LLC
FRESNO MMDS ASSOCIATES, LLC
INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION
KENNEWICK LICENSING, LLC
MINORCO, LLC
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
PRWIRELESS PR, LLC
SIHI NEW ZEALAND HOLDCO, INC.
SN HOLDINGS (BR I) LLC
SN UHC 1, INC.
SN UHC 3, INC.
SN UHC 4, INC.
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMP-SHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT CONNECT LLC
SPRINT CORPORATION
SPRINT CORPORATION
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE MOBILITY, LLC
SPRINT ENTERPRISE NETWORK SERVICES, INC.,
each as a Guarantor

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Third Supplemental Indenture]

SPRINT EWIRELESS, INC.
SPRINT HOLDCO, LLC
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT INTERNATIONAL NETWORK COMPANY LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS, INC.
SPRINT SPECTRUM HOLDING COMPANY, LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
SPRINT/UNITED MANAGEMENT COMPANY
SWV SIX, INC.
TDI ACQUISITION SUB, LLC
TRANSWORLD TELECOM II, LLC
US TELECOM, INC.
USST OF TEXAS, INC.
UTELCOM LLC
VIRGIN MOBILE USA – EVOLUTION, LLC
VMU GP, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.
WIRELINE LEASING CO., INC., each as a Guarantor

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Third Supplemental Indenture]

SPRINTCOM, INC. SPRINT SPECTRUM L.P., each as a Guarantor

By:	/s/ David A. Miller
Name: David A. Miller
Title: Executive Vice President, General Counsel & Secretary

[Third Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Bridgette Casanovas
Name:	Bridgette Casanovas
Title:	Vice President

[Third Supplemental Indenture]

Exhibit A

[Form of Face of Initial Note]

[Insert the Global Notes Legend, if applicable pursuant to the provisions of the Indenture]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

[Insert Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A)(1) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Exhibit A-1

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) AND ANY SIMILAR LAWS) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B) ABOVE (EACH OF (A), (B) AND (C), A “PLAN”), OR (II)(A) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NONE OF THE ISSUER, THE APPLICABLE INITIAL PURCHASER(S) OF THE SECURITY NOR ANY OF THEIR AFFILIATES, IS, BY HAVING MADE ANY ORAL OR WRITTEN STATEMENT REGARDING THE SECURITY, UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PLAN’S PURCHASE, HOLDING OR DISPOSITION OF THE SECURITY.

[Insert Additional Restricted Notes Legend for Notes Offered in Reliance on Regulation S, if applicable pursuant to the provisions of the Indenture]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Insert Definitive Notes Legend, if applicable pursuant to the provisions of the Indenture]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Restricted Notes Legend for Definitive Notes, if applicable pursuant to the provisions of the Indenture]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Exhibit A-2

CUSIP	[	]
ISIN	[	]

[RULE 144A] [REGULATION S] [GLOBAL] NOTE

3.875% Senior Secured Notes due 2030

No.	$
 T-MOBILE USA, INC

promises to pay to ___________________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]1 [__________________ DOLLARS]2 on April 15, 2030.

Interest Payment Dates: April 15 and October 15.

Record Dates:  April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

1 Insert in Global Notes only.
2 Insert in Definitive Notes only.

Exhibit A-3

Dated:

T-MOBILE USA, INC.

By:
Name:
Title:

Exhibit A-4

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Exhibit A-5

[Form of Reverse Side of Initial Note]

3.875% Senior Secured Notes due 2030 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          INTEREST.

Interest (computed on the basis of a 360-day year comprised of twelve 30-day months) shall accrue on the principal amount of this Note from and including April 9, 2020 until maturity at a rate per annum equal to 3.875%.

The Issuer promises to pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2020.  If an Interest Payment Date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2)          METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts. [The Holder of a Definitive Note is not required to surrender such Definitive Note to the Trustee in order to receive payment of principal at maturity.  Such Definitive Note, after payment has been made, shall be cancelled without the requirement of presentation.]3

3 Insert in Definitive Notes only.

Exhibit A-6

(3)          PAYING AGENT AND REGISTRAR.

Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4)          INDENTURE.

The Issuer issued the Notes pursuant to an Indenture dated as of April 9, 2020 (the “Base Indenture”) among the Issuer, the Guarantors and the Trustee, as amended and supplemented with respect to the Notes by the Third Supplemental Indenture dated as of April 9, 2020 (the “Third Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the Third Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and, following the qualification of the Base Indenture under the Trust Indenture Act, those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and, to the extent so included in the Indenture, to the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior secured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture and the Security Documents, by each of the Secured Guarantors and on a senior unsecured basis by each of the Unsecured Guarantors to the extent set forth in the Indenture.

(5)          OPTIONAL REDEMPTION.

Prior to January 15, 2030, the Notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders of the Notes, at a redemption price equal to the greater of:

•             100% of the principal amount thereof; or

•             the sum, as calculated by the Issuer, of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (assuming that such Notes matured on January 15, 2030), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 50 basis points (any excess of the amount described in this bullet point over the amount described in the immediately preceding bullet point, the “Make-Whole Premium”).

On or after January 15, 2030, the Notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders of the Notes, at a redemption price equal to 100% of the principal amount thereof.

Exhibit A-7

We will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having a constant maturity comparable to the remaining term (“Remaining Life”) of the Notes (assuming that the Notes matured on January 15, 2030) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming that the Notes matured on January 15, 2030).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Bank obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Bank” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Bank from time to time.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer(s) the Issuer selects.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Bank, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, calculated as the average of the five most recent daily rates published in the statistical release(s) designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2030, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if the release referred to above (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

Exhibit A-8

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. At or before 10:00 a.m. (New York time) on the redemption date, the Issuer will deposit with the Trustee or a paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC.

For the avoidance of doubt, the requirement to pay any Make-Whole Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.

(6)          MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. In connection with any redemption of Notes, any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such notice of redemption is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed).

Exhibit A-9

(8)          REPURCHASE AT THE OPTION OF HOLDER.

If there is a Change of Control Triggering Event, the Issuer will be required to make a Change of Control Offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date for periods prior to such repurchase date pursuant to Section 4.08 of the Base Indenture. Within 30 days following any Change of Control Triggering Event, the Issuer will send a notice to each Holder and the Trustee describing the transaction or transactions and identifying the Rating Event that together constitute the Change of Control Triggering Event, offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(9)          REGISTRATION RIGHTS.

The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, including with respect to Additional Interest, pursuant to which, subject to the terms and conditions thereof, the Issuer and the Guarantors are obligated to consummate the Registered Exchange Offer, whereby the Exchange Notes, having terms identical in all material respects to the Notes (except that the Exchange Note will not contain terms with respect to transfer restrictions or Additional Interest) will be offered in exchange for surrender of the Notes.

(10)        DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(11)        PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(12)        AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Intercreditor Agreement, the Security Documents, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in Article IX of the Base Indenture and in the Intercreditor Agreement and the Security Documents where applicable.

Exhibit A-10

(13)        DEFAULTS AND REMEDIES.  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest, if any, on all the Notes to be due and payable; provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, any of its Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. The requirement to pay any Make-Whole Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture, this Supplemental Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.

(14)        TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

(15)        NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Intercreditor Agreement, the Security Documents, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16)        AUTHENTICATION.  This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

(17)        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. No redemption will be affected by any defect in or omission of such numbers.

(19)        GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Attention: General Counsel
Fax: (425) 383-7040

Exhibit A-11

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 of the Base Indenture, check the box below:

☐  Section 4.08

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[_________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.